1 Industrial Logistics Properties Trust Third Quarter 2023 Financial Results and Supplemental Information October 25, 2023 Exhibit 99.2510 John Dodd Road Spartanburg, SC 1,015,740 Square Feet ILPT Ownership 100%

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

- Industrial Logistics Properties Trust Announces Third Quarter 2023 Financial Results ... 4
- Third Quarter 2023 Highlights ... 5

FINANCIALS

- Key Financial Data ... 7
- Condensed Consolidated Statements of Income (Loss) ... 8
- Condensed Consolidated Balance Sheets ... 9
- Debt Summary ... 10
- Debt Maturity Schedule ... 11
- Leverage and Coverage Ratios ... 12
- Capital Expenditures Summary ... 13
- Property Acquisitions and Dispositions ... 14

PORTFOLIO INFORMATION

- Same Property Results ... 16
- Occupancy and Leasing Summary ... 17
- Tenant Credit Characteristics and Concentration ... 18
- Portfolio Lease Expiration and Reset Schedules ... 19
- Key Financial Data by Investment Portfolio ... 20

JOINT VENTURES

- Consolidated Joint Venture - Mountain Industrial REIT LLC ... 22
- Consolidated Joint Venture - Financial Information ... 23 - 24
- Consolidated Joint Venture - Portfolio Information ... 25
- Unconsolidated Joint Venture - The Industrial Fund REIT LLC ... 26

APPENDIX

- Company Profile and Research Coverage ... 28
- Governance Information ... 29
- Non-GAAP Financial Measures and Certain Definitions ... 30 - 32
- Calculation and Reconciliation of NOI and Cash Basis NOI ... 33
- Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI ... 34
- Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ... 35
- Calculation of FFO, Normalized FFO and CAD ... 36 - 37

WARNING CONCERNING FORWARD-LOOKING STATEMENTS ... 38

ILPT

Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Stephen Colbert, Director
(617) 231-3223
scolbert@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts for interim periods in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

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Q3 2023 2

3Q3 2023RETURN TO TABLE OF CONTENTS Quarterly Results

4Q3 2023RETURN TO TABLE OF CONTENTS "During the third quarter, ILPT experienced same property NOI and same property Cash Basis NOI growth of 5.3% and 6.0%, respectively. This growth is primarily the result of strong leasing activity during 2022 and the first half of 2023, which is now being realized in earnings. With a 98.9% leased portfolio, exceptional tenant roster and no near- term debt maturities, we continue to evaluate operational synergies and opportunities for continued mark-to-market rent growth." Yael Duffy, President and Chief Operating Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS Newton, MA (October 25, 2023): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended September 30, 2023. Dividend ILPT has declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on October 23, 2023. The distribution will be paid on or about November 16, 2023. Conference Call A conference call to discuss ILPT's third quarter results will be held on Thursday, October 26, 2023 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (412) 317-0088; the replay pass code is 5188194. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission, in any way, are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties. As of September 30, 2023, ILPT’s portfolio consisted of 413 properties containing approximately 60.0 million rentable square feet located in 39 states. Approximately 77% of ILPT’s annualized rental revenues as of September 30, 2023 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $36 billion in assets under management as of September 30, 2023 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Q3 2023RETURN TO TABLE OF CONTENTS Portfolio Update • Executed 758,000 square feet of new and renewal leases at 13.5% higher rents. • Lease renewals accounted for approximately 92% of leasing activity, which highlights strong tenant retention and continued demand for ILPT's high quality warehouse and distribution properties. • Portfolio occupancy of 98.9% and a weighted average lease term (by annualized rental revenues) of 8.2 years. • Leases with investment grade tenants (or their subsidiaries) and Hawaii land leases generated 77% of ILPT's annualized rental revenues. Financial Results • Net loss attributable to common shareholders was $26.1 million, or $0.40 per diluted share. • Normalized FFO attributable to common shareholders was $7.9 million, or $0.12 per diluted share. • Adjusted EBITDAre increased 9.4% to $83.2 million compared to the third quarter of 2022. • Leasing activity since September 30, 2022 resulted in increases in same property NOI and same property Cash Basis NOI of 5.3% and 6.0%, respectively, compared to the third quarter of 2022. Disposition Activities • One unencumbered property under agreement to sell for a sales price of $21.5 million, excluding closing costs, as of October 25, 2023. Third Quarter 2023 Highlights (As of and for the three months ended September 30, 2023, unless otherwise noted)

6Q3 2023RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Selected Income Statement Data:					
Rental income	$ 110,142	$ 108,043	$ 110,258	$ 106,339	$ 103,215
Net loss	$ (36,191)	$ (36,580)	$ (35,546)	$ (41,759)	$ (83,974)
Net loss attributable to common shareholders	$ (26,112)	$ (25,828)	$ (24,809)	$ (31,043)	$ (45,627)
NOI	$ 85,309	$ 84,424	$ 84,473	$ 83,598	$ 81,013
Cash Basis NOI	$ 81,643	$ 80,827	$ 80,441	$ 79,931	$ 76,969
Adjusted EBITDA*re*	$ 83,194	$ 81,331	$ 80,712	$ 79,213	$ 76,072
FFO attributable to common shareholders	$ 7,945	$ 7,375	$ 7,916	$ 5,440	$ (10,134)
Normalized FFO attributable to common shareholders	$ 7,945	$ 7,594	$ 7,916	$ 5,440	$ 14,873
CAD attributable to common shareholders	$ 10,505	$ 9,803	$ 10,182	$ 4,748	$ 8,290
Rolling four quarter CAD attributable to common shareholders	$ 35,238	$ 33,023	$ 42,701	$ 55,675	$ 77,104
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.40)	$ (0.40)	$ (0.38)	$ (0.48)	$ (0.70)
FFO attributable to common shareholders	$ 0.12	$ 0.11	$ 0.12	$ 0.08	$ (0.16)
Normalized FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.12	$ 0.08	$ 0.23
CAD attributable to common shareholders	$ 0.16	$ 0.15	$ 0.16	$ 0.07	$ 0.13
Rolling four quarter CAD attributable to common shareholders	$ 0.54	$ 0.51	$ 0.65	$ 0.85	$ 1.18
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.4%	1.2%	1.3%	1.2%	0.7%
Annualized Normalized FFO attributable to common shareholders payout ratio	8.3%	8.3%	8.3%	12.5%	4.3%
CAD attributable to common shareholders payout ratio	6.3%	6.7%	6.3%	14.3%	7.7%
Rolling four quarter CAD attributable to common shareholders payout ratio	7.4%	7.8%	6.2%	4.7%	3.4%
Selected Balance Sheet Data:					
Total gross assets	$6,000,494	$5,997,715	$5,939,557	$5,949,633	$5,962,116
Total assets	$5,634,315	$5,662,080	$5,634,976	$5,676,166	$5,719,635
Total liabilities	$4,416,177	$4,400,791	$4,348,801	$4,345,395	$4,358,125
Total equity	$1,218,138	$1,261,289	$1,286,175	$1,330,771	$1,361,510

	As of 9/30/2023
Capitalization:	
Total common shares (at end of period)	65,845,073
Closing price (at end of period)	$ 2.89
Equity market capitalization (at end of period)	$ 190,292
Debt (principal balance)	4,330,370
Total market capitalization	$ 4,520,662
Liquidity:	
Cash and cash equivalents	83,283
Total liquidity	$ 83,283

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Q3 2023 7

Condensed Consolidated Statements of Income (Loss)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(amounts in thousands, except percentage data and per share data)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Rental income	$ 110,142	$ 103,215	$ 328,443	$ 281,812
Expenses:				
Real estate taxes	14,926	13,749	46,493	36,460
Other operating expenses	9,907	8,453	27,744	22,278
Depreciation and amortization	43,912	48,519	134,278	114,096
General and administrative	7,712	9,110	23,750	24,896
Acquisition and other transaction related costs	–	586	–	586
Loss on impairment of real estate	–	–	254	100,747
Total expenses	76,457	80,417	232,519	299,063
Interest and other income	2,397	1,068	5,340	1,900
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $6,743, $35,496, $20,177, and $90,265, respectively)	(72,941)	(89,739)	(215,558)	(208,286)
Loss on sale of real estate	–	–	(974)	(10)
Loss on equity securities	–	–	–	(5,758)
Loss on early extinguishment of debt	–	(21,370)	(359)	(22,198)
Loss before income tax expense and equity in earnings of unconsolidated joint venture	(36,859)	(87,243)	(115,627)	(251,603)
Income tax expense	(51)	(28)	(113)	(113)
Equity in earnings of unconsolidated joint venture	719	3,297	7,423	6,634
Net loss	(36,191)	(83,974)	(108,317)	(245,082)
Net loss attributable to noncontrolling interest	10,079	38,347	31,568	49,402
Net loss attributable to common shareholders	$ (26,112)	$ (45,627)	$ (76,749)	$ (195,680)
Weighted average common shares outstanding (basic and diluted)	65,488	65,250	65,389	65,228
Net loss per share attributable to common shareholders (basic and diluted)	$ (0.40)	$ (0.70)	$ (1.17)	$ (3.00)
Additional data:				
General and administrative expenses / total assets (at end of period)	0.1%	0.2%	0.4%	0.4%
Non-cash straight line rent adjustments included in rental income	$ 3,414	$ 3,794	$ 10,531	$ 8,170
Lease value amortization included in rental income	$ 252	$ 250	$ 764	$ 4,265
Lease termination fees included in rental income	$ –	$ –	$ –	$ 30


22525 West 167th Street
Olathe, KS
313,763 Square Feet
ILPT Ownership: 61%



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Q3 2023 8

9Q3 2023RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets September 30, December 31, 2023 2022 ASSETS Real estate properties 5,127,634 5,176,108 Accumulated depreciation (361,814) (273,467) Total real estate properties, net 4,765,820 4,902,641 Assets of properties held for sale 57,606 — Investment in unconsolidated joint venture 124,411 124,358 Acquired real estate leases, net 254,968 297,445 Cash and cash equivalents 83,283 48,261 Restricted cash 139,220 92,519 Rents receivable, including straight line rents of $91,218 and $80,710, respectively 113,665 107,011 Other assets, net 95,342 103,931 Total assets $ 5,634,315 $ 5,676,166 LIABILITIES AND EQUITY Mortgages and notes payable, net $ 4,303,631 $ 4,244,501 Liabilities of properties held for sale 1,156 — Accounts payable and other liabilities 86,028 73,547 Assumed real estate lease obligations, net 19,466 22,523 Due to related persons 5,896 4,824 Total liabilities 4,416,177 4,345,395 Commitments and contingencies Equity: Equity attributable to common shareholders: Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,845,073 and 65,568,145 shares issued and outstanding, respectively 658 656 Additional paid in capital 1,015,468 1,014,201 Cumulative net income 40,436 117,185 Cumulative other comprehensive income 22,142 21,903 Cumulative common distributions (365,189) (363,221) Total equity attributable to common shareholders 713,515 790,724 Noncontrolling interest 504,623 540,047 Total equity 1,218,138 1,330,771 Total liabilities and equity $ 5,634,315 $ 5,676,166 (dollars in thousands, except per share data) 8411 Florida Mining Boulevard Tampa, FL 174,975 Square Feet ILPT Ownership: 61%

Debt Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of September 30, 2023

(dollars in thousands)

Entity	Type	Secured By	Interest Rate (1)	Principal Balance (2)	Maturity Date	Years to Maturity
ILPT	Floating rate - interest only (3)	69 mainland and 35 Hawaii properties	6.18%	$ 1,235,000	10/9/2024	1.0
ILPT	Fixed rate - interest only	186 Hawaii properties	4.31%	650,000	2/7/2029	5.4
ILPT	Fixed rate - interest only	17 mainland properties	4.42%	700,000	3/9/2032	8.4
Mountain JV (4)	Floating rate - interest only (5)	82 mainland properties	6.17%	1,400,000	3/9/2024	0.4
Mountain JV (4)	Fixed rate - interest only	Four mainland properties	6.25%	91,000	6/10/2030	6.7
Mountain JV (4)	Fixed rate - amortizing	One mainland property	3.67%	11,712	5/1/2031	7.6
Mountain JV (4)	Fixed rate - amortizing	One mainland property	4.14%	13,228	7/1/2032	8.8
Mountain JV (4)	Fixed rate - amortizing	One mainland property	4.02%	29,213	10/1/2033	10.0
Mountain JV (4)	Fixed rate - amortizing	One mainland property	4.13%	40,832	11/1/2033	10.1
Mountain JV (4)	Fixed rate - amortizing	One mainland property	3.10%	24,873	6/1/2035	11.7
Mountain JV (4)	Fixed rate - amortizing	One mainland property	2.95%	40,087	1/1/2036	12.3
Mountain JV (4)	Fixed rate - amortizing	One mainland property	4.27%	44,423	11/1/2037	14.1
Mountain JV (4)	Fixed rate - amortizing	One mainland property	3.25%	50,002	1/1/2038	14.3
	Weighted average / total		5.47%	$ 4,330,370		3.4

(1) Interest rates reflect the impact of interest rate caps, as applicable.

(2) Principal balance excludes unamortized debt issuance costs related to these debts. Total debt outstanding as of September 30, 2023, including unamortized debt issuance costs totaling $26,739, was $4,303,631.

(3) The $1,235,000 loan has an initial maturity date of October 9, 2024, with three, one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of secured overnight financing rate, or SOFR, plus a weighted average premium of 3.93%. ILPT purchased an interest rate cap through October 2024 with a SOFR strike rate equal to 2.25%.

(4) Mountain JV is Mountain Industrial REIT LLC, ILPT's consolidated joint venture in which ILPT owns a 61% equity interest. See pages 22-25 for more information.

(5) The $1,400,000 loan has an original maturity date of March 9, 2024 with three, one year extension options, and requires that interest be paid at an annual rate of SOFR plus a premium of 2.77%. Mountain JV purchased an interest rate cap through March 2024 with a SOFR strike rate equal to 3.40%.



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Q3 2023
10

11Q3 2023RETURN TO TABLE OF CONTENTS (1) The $1,400.0 secured floating rate loan of ILPT's consolidated joint venture matures in March 2024, subject to three, one year extension options. See pages 22-25 for further information relating to this joint venture. (2) The $1,235.0 secured floating rate loan matures in October 2024, subject to three, one year extension options. Debt Maturity Schedule (dollars in millions) As of September 30, 2023 Initial Maturity Date Pr in ci p al $1,235.0 $1,400.0 $4.4 $18.1 $18.8 $19.5 $20.2 $21.0 $671.8 $113.6 $22.4 $721.8 $63.8 Secured fixed rate debt Secured floating rate debt of consolidated joint venture Secured floating rate debt 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033+ (2) 3350 Laurel Ridge Avenue Ruskin, FL 1,017,693 Square Feet ILPT Ownership: 22% (1)

12Q3 2023RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Leverage Ratios: Net debt / total gross assets 68.5% 68.8% 69.7% 69.7% 69.9% Net debt / gross book value of real estate assets 71.7% 72.2% 72.4% 72.6% 73.1% Net debt / total market capitalization 90.9% 90.6% 92.3% 92.1% 89.5% Secured debt / total assets 76.9% 76.6% 76.0% 75.6% 75.1% Variable rate debt / net debt 64.1% 63.9% 63.7% 63.5% 63.2% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 12.3x 12.7x 12.8x 13.1x 13.7x Adjusted EBITDAre / interest expense 1.1x 1.1x 1.1x 1.1x 0.8x Leverage and Coverage Ratios 900 Commerce Parkway West Drive Greenwood, IN 294,388 Square Feet ILPT Ownership: 100%

13Q3 2023RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 9/30/2023 6/30/2023 3/31/2023 12/31/2022 9/30/2022 Tenant improvements and leasing costs $ 1,241 $ 2,498 $ 2,040 $ 4,369 $ 2,302 Building improvements 2,720 1,283 370 2,221 1,292 Recurring capital expenditures 3,961 3,781 2,410 6,590 3,594 Development, redevelopment and other activities 1,314 3,870 2,521 1,322 4,980 Total capital expenditures $ 5,275 $ 7,651 $ 4,931 $ 7,912 $ 8,574 Capital Expenditures Summary 2552 South 98th Street Edwardsville, KS 280,019 Square Feet ILPT Ownership: 61%

14Q3 2023RETURN TO TABLE OF CONTENTS Property Acquisitions and Dispositions Dispositions: Acquisitions: ILPT has not acquired any properties since January 1, 2023. 17001 West Mercury Street Gardner, KS 645,462 Square Feet ILPT Ownership: 100% Since January 1, 2023 (dollars in thousands) ILPT has not disposed of any properties since January 1, 2023. As of October 25, 2023, one Mainland Property is under agreement to sell for a sales price of $21,500, excluding closing costs.

15Q3 2023RETURN TO TABLE OF CONTENTS Portfolio Information

16Q3 2023RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and for the Three Months Ended As of and for the Nine Months Ended 9/30/2023 9/30/2022 9/30/2023 9/30/2022 Properties (end of period) 409 409 285 285 Square feet 59,207 59,185 33,462 33,440 Percent leased 98.9% 99.2% 98.8% 99.3% Rental income $ 108,571 $ 101,704 $ 166,912 $ 160,004 NOI $ 84,065 $ 79,870 $ 128,881 $ 124,632 NOI % change 5.3% 3.4% Cash Basis NOI $ 80,391 $ 75,819 $ 121,333 $ 115,704 Cash Basis NOI % change 6.0% 4.9% Same Property Results 309 Dulty's Lane Burlington, NJ 633,836 Square Feet ILPT Ownership: 100%

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Occupancy and Leasing Summary (1) (2)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023
Properties	413	413	413	413	413	413
Total sq. ft.	59,983	59,983	59,983	59,983	59,962	59,983
Sq. ft. leased	59,316	59,415	59,193	59,420	59,469	59,316
Percentage leased	98.9%	99.1%	98.7%	99.1%	99.2%	98.9%
Leasing Activity (Sq. Ft.):						
New leases	64	494	36	188	543	594
Renewals	694	1,091	1,107	1,145	1,142	2,892
Rent resets	–	382	–	36	–	382
Expirations	(857)	(1,363)	(1,370)	(1,382)	(1,502)	(3,590)
% Change in GAAP Rent:						
New leases	-15.7%	36.5%	51.4%	20.3%	280.7%	29.9%
Renewals	16.9%	25.5%	13.9%	17.8%	26.1%	18.1%
Rent resets	–%	29.9%	–%	33.2%	–%	29.9%
Weighted average (by sq. ft.)	13.5%	29.6%	15.1%	18.7%	77.5%	20.8%
Leasing Costs and Concession Commitments:						
New leases	$ 140	$ 2,920	$ 160	$ 782	$ 3,570	$ 3,220
Renewals	1,301	975	1,777	4,248	992	4,053
Total	$ 1,441	$ 3,895	$ 1,937	$ 5,030	$ 4,562	$ 7,273
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 2.21	$ 5.91	$ 4.44	$ 4.16	$ 6.58	$ 5.43
Renewals	$ 1.87	$ 0.89	$ 1.60	$ 3.71	$ 0.87	$ 1.40
Weighted average	$ 1.90	$ 2.46	$ 1.69	$ 3.77	$ 2.71	$ 2.09
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	4.9	11.6	18.0	6.5	7.4	11.3
Renewals	4.0	7.7	8.6	8.2	3.7	7.2
Weighted average	4.1	8.9	8.9	8.0	4.9	7.8
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 0.45	$ 0.51	$ 0.25	$ 0.64	$ 0.89	$ 0.48
Renewals	$ 0.47	$ 0.12	$ 0.19	$ 0.45	$ 0.24	$ 0.20
Weighted average	$ 0.46	$ 0.28	$ 0.19	$ 0.47	$ 0.55	$ 0.27

(1) The leasing summary is based on leases entered into during the periods indicated.

(2) Excludes properties owned by ILPT's unconsolidated joint venture.



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Q3 2023 17

Tenant Credit Characteristics and Concentration

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of September 30, 2023
(dollars and sq. ft. in thousands)

Tenant Credit Characteristics	% of Total Annualized Rental Revenues
Investment grade rated	17.6%
Subsidiaries of investment grade rated parent entities	38.3%
Other leased Hawaii lands	21.3%
Subtotal investment grade rated, subsidiaries of investment grade rated parent entities and other leased Hawaii lands	77.2%
Other unrated or non-investment grade	22.8%
	100.0%

	Tenants with 1% or More of Total Annualized Rental Revenues	States	No. of Properties	Leased Sq. Ft.	% of Total Leased Sq. Ft.	% of Total Annualized Rental Revenues
1	FedEx Corporation / FedEx Ground Package System, Inc.	Various (34 states)	81	13,001	21.9%	29.8%
2	Amazon.com Services, Inc. / Amazon.com Services LLC	AL, IN, OK, SC, TN, VA	8	4,539	7.7%	6.7%
3	Home Depot U.S.A., Inc.	GA, HI	2	956	1.6%	2.1%
4	UPS Supply Chain Solutions, Inc.	NH, NY	3	794	1.3%	1.6%
5	Restoration Hardware, Inc.	MD	1	1,195	2.0%	1.5%
6	Servco Pacific, Inc.	HI	7	629	1.1%	1.4%
7	American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	1.2%	1.4%
8	Par Pacific Holdings Inc.	HI	3	3,148	5.3%	1.2%
9	TD SYNNEX Corporation	OH	2	939	1.6%	1.1%
10	Berkshire Hathaway Inc.	GA	1	832	1.4%	1.0%
			113	26,755	45.1%	47.8%


725 Darlington Avenue
Mahwah, NJ
167,424 Square Feet
ILPT Ownership: 100%

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Q3 2023 18

Portfolio Lease Expiration and Reset Schedules

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of September 30, 2023
(dollars and sq. ft. in thousands)

Year	No. of Leases	Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring	Annualized Rental Revenues Expiring	% of Total Annualized Rental Revenues Expiring	Cumulative % of Total Annualized Rental Revenues Expiring
2023	9	489	0.8%	0.8%	$ 3,903	0.9%	0.9%
2024	45	5,909	10.0%	10.8%	29,702	6.9%	7.8%
2025	35	4,802	8.1%	18.9%	28,591	6.6%	14.4%
2026	30	4,147	7.0%	25.9%	28,247	6.5%	20.9%
2027	37	8,694	14.7%	40.6%	52,333	12.1%	33.0%
2028	41	6,075	10.2%	50.8%	44,948	10.4%	43.4%
2029	22	4,378	7.4%	58.2%	23,391	5.4%	48.8%
2030	16	2,519	4.2%	62.4%	21,092	4.9%	53.7%
2031	17	3,265	5.5%	67.9%	25,592	5.9%	59.6%
2032	37	3,615	6.1%	74.0%	35,455	8.2%	67.8%
Thereafter	109	15,423	26.0%	100.0%	139,830	32.2%	100.0%
Total	398	59,316	100.0%		$ 433,084	100.0%	
Weighted average remaining lease term (in years)		7.1			8.2		

	Total	2023	2024	2025	2026	2027	2028+
Scheduled Rent Resets at Hawaii Properties:							
Reset sq. ft.	3,342	–	144	204	154	86	2,754
Percent [(1)]		–%	0.9%	1.2%	0.9%	0.5%	16.8%
Annualized rental revenues	$ 21,854	$ –	$ 1,150	$ 989	$ 1,315	$ 795	$ 17,605
Percent [(1)]		–%	0.9%	0.8%	1.1%	0.7%	14.5%


5300 Centerpoint Parkway
Groveport, OH
581,342 Square Feet
ILPT Ownership: 100%

(1) Percent based on Hawaii properties leased square feet and Hawaii properties annualized rental revenues.

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Q3 2023 19

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended September 30, 2023					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Hawaii	Mainland	Total	REIT LLC [1]	Other [2]	Consolidated
Ownership %	100.0%	100.0%	100.0%	61.0%		
Properties	226	92	318	94	1	413
Sq. ft.	16,729	22,209	38,938	20,981	64	59,983
Occupancy %	97.8%	99.4%	98.7%	99.2%	98.1%	98.9%
Selected Balance Sheet Data:						
Total gross assets	$ 723,314	$ 1,862,657	$ 2,585,971	$ 3,189,957	$ 224,566	$ 6,000,494
Total debt (principal)	$ 862,930	$ 1,722,070	$ 2,585,000	$ 1,745,370	$ –	$ 4,330,370
Selected Income Statement Data:						
Rental income	$ 30,898	$ 36,799	$ 67,697	$ 42,061	$ 384	$ 110,142
Net income (loss)	$ 8,819	$ (20,054)	$ (11,235)	$ (26,248)	$ 1,292	$ (36,191)
Net income (loss) attributable to common shareholders	$ 8,819	$ (20,054)	$ (11,235)	$ (16,010)	$ 1,133	$ (26,112)
NOI	$ 22,572	$ 29,278	$ 51,850	$ 33,219	$ 240	$ 85,309
Cash Basis NOI	$ 20,530	$ 29,150	$ 49,680	$ 31,729	$ 234	$ 81,643
Adjusted EBITDAre	$ 21,642	$ 26,835	$ 48,477	$ 30,749	$ 3,968	$ 83,194
Normalized FFO attributable to common shareholders	$ 9,547	$ (4,035)	$ 5,512	$ 457	$ 1,976	$ 7,945
CAD attributable to common shareholders	$ 8,863	$ 1,800	$ 10,663	$ (2,150)	$ 1,992	$ 10,505
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	11.4%	6.3%	7.7%	4.0%		5.4%
Net debt / annualized Adjusted EBITDAre	10.0 x	16.0 x	13.3 x	13.1 x		12.3 x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	21	272	293	465	–	758
% change in GAAP rent (weighted average by sq. ft.):	9.9%	8.0%	8.3%	18.7%	–%	13.5%
Weighted average lease term by sq. ft. (years):	11.0	4.7	7.3	6.7	–	7.1

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% of the ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has a 67% ownership interest attributable to common shareholders; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the noncontrolling interest of Mountain Industrial REIT LLC from the balance sheet and income statement data.


Holland

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Q3 2023 20

21Q3 2023RETURN TO TABLE OF CONTENTS Joint Ventures

22Q3 2023RETURN TO TABLE OF CONTENTS Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars and sq. ft. in thousands) Investment in Joint Venture: ILPT Number of Number of Square Joint Venture Ownership Presentation Properties States Feet Mountain Industrial REIT LLC 61% Consolidated 94 27 20,981 (1) Amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information. (2) ILPT's proportionate share of the principal amount of debt balances based on its ownership percentage of its consolidated joint venture as of September 30, 2023 is $1,064,676. None of the debt is recourse to ILPT, subject to certain limitations. As of September 30, 2023 Mountain Industrial REIT LLC Balance Sheet Information of ILPT's Consolidated Joint Venture (1) September 30, 2023 December 31, 2022 ASSETS Real estate properties $ 2,839,208 $ 2,836,538 Accumulated depreciation (124,123) (65,732) Total real estate properties, net 2,715,085 2,770,806 Acquired real estate leases, net 170,527 194,266 Cash, cash equivalents and restricted cash 136,996 87,659 Other assets, net 43,226 47,717 Total assets $ 3,065,834 $ 3,100,448 LIABILITIES Mortgage and notes payable, net (2) $ 1,737,142 $ 1,687,050 Other liabilities 44,080 38,347 Total liabilities $ 1,781,222 $ 1,725,397 Noncontrolling interest (39%) $ 500,999 $ 536,271

Consolidated Joint Venture - Financial Information

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except percentage data and per share data)

	Operating Information of the Consolidated Joint Venture (100%) (1)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (2)			
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022	2023	2022	2023	2022
Mountain Industrial REIT LLC								
Rental income	$ 42,061	$ 39,425	$ 126,334	$ 93,433	$ 25,657	$ 24,049	$ 77,064	$ 56,993
Real estate taxes	5,348	4,501	18,347	10,545	3,262	2,746	11,191	6,433
Other operating expenses	3,494	2,880	9,371	6,619	2,131	1,757	5,716	4,038
Depreciation and amortization	26,995	29,035	81,920	69,855	16,467	17,711	49,972	42,611
General and administrative	4,025	4,155	12,143	9,757	2,455	2,535	7,407	5,953
Total expenses	39,862	40,571	121,781	96,776	24,315	24,749	74,286	59,035
Interest and other income	1,555	6	3,370	6	949	4	2,056	4
Interest expense	(29,977)	(97,094)	(87,646)	(123,160)	(18,286)	(59,227)	(53,464)	(75,127)
Loss on sale of real estate	–	–	(974)	–	–	–	(594)	–
Loss before income tax expense and equity in earnings of unconsolidated joint venture	(26,223)	(98,234)	(80,697)	(126,497)	(15,995)	(59,923)	(49,224)	(77,165)
Loss on early extinguishment of debt	–	–	(359)	–	–	–	(219)	–
Income tax expense	(25)	(18)	(73)	(66)	(15)	(11)	(44)	(40)
Net loss	$ (26,248)	$ (98,252)	$ (81,129)	$ (126,563)	$ (16,010)	$ (59,934)	$ (49,487)	$ (77,205)
Net loss	$ (26,248)	$ (98,252)	$ (81,129)	$ (126,563)	$ (16,010)	$ (59,934)	$ (49,487)	$ (77,205)
Plus: depreciation and amortization	26,995	29,035	81,920	69,855	16,467	17,711	49,972	42,611
Plus: loss on sale of real estate	–	–	974	–	–	–	594	–
Funds from Operations	747	(69,217)	1,765	(56,708)	457	(42,223)	1,079	(34,594)
Plus: loss on early extinguishment of debt	–	–	359	–	–	–	219	–
Plus: acquisition, transaction related and certain other financing costs (3)	–	72,766	–	72,766	–	44,387	–	44,387
Normalized Funds from Operations	$ 747	$ 3,549	$ 2,124	$ 16,058	$ 457	$ 2,164	$ 1,298	$ 9,793

(1) Amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) See page 31 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.

(3) Amounts for the three and nine months ended September 30, 2022 primarily represent debt issuance costs recorded as interest expense related to certain financing and other transaction related costs expensed under GAAP.

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Q3 2023 23

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Consolidated Joint Venture - Financial Information (Continued)

(dollars in thousands, except percentage data and per share data)

	Operating Information of the Consolidated Joint Venture (100%) (1)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (2)			
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022	2023	2022	2023	2022
Mountain Industrial REIT LLC								
Normalized Funds from Operations	$ 747	$ 3,549	$ 2,124	$ 16,058	$ 457	$ 2,164	$ 1,298	$ 9,793
Plus: Amortization of debt issuance costs	4,156	3,950	12,409	9,878	2,535	2,410	7,569	6,026
Minus: Lease value amortization	(1,490)	(1,586)	(3,794)	(3,332)	(909)	(967)	(2,314)	(2,032)
Minus: Recurring capital expenditures	(2,554)	(940)	(6,256)	(2,137)	(1,558)	(573)	(3,816)	(1,303)
Minus: Principal amortization	(4,385)	(5,429)	(15,083)	(12,590)	(2,675)	(3,312)	(9,201)	(7,680)
CAD	$ (3,526)	$ (456)	$ (10,600)	$ 7,877	$ (2,150)	$ (278)	$ (6,464)	$ 4,804
Net loss	$ (26,248)	$ (98,252)	$ (81,129)	$ (126,563)	$ (16,010)	$ (59,934)	$ (49,487)	$ (77,205)
Plus: interest expense	29,977	97,094	87,646	123,160	18,286	59,227	53,464	75,127
Plus: income tax expense	25	18	73	66	15	11	44	40
Plus: depreciation and amortization	26,995	29,035	81,920	69,855	16,467	17,711	49,972	42,611
EBITDA	30,749	27,895	88,510	66,518	18,758	17,015	53,993	40,573
Plus: loss on sale of real estate	–	–	974	–	–	–	594	–
EBITDAre	30,749	27,895	89,484	66,518	18,758	17,015	54,587	40,573
Plus: loss on early extinguishment of debt	–	–	359	–	–	–	219	–
Adjusted EBITDAre	$ 30,749	$ 27,895	$ 89,843	$ 66,518	$ 18,758	$ 17,015	$ 54,806	$ 40,573

(1) Amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) See page 31 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.



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Q3 2023 24

25Q3 2023RETURN TO TABLE OF CONTENTS GA: 12.0% OH: 11.0% TX: 10.2% IN: 8.4% NC: 5.9% FL: 5.0%MI: 4.6% NJ: 3.9% IL: 3.9% KS: 3.6% MS: 3.5% 16 Other States: 28.0% Consolidated Joint Venture - Portfolio Information (dollars in thousands) Number of Leases Expiring — 3 8 11 13 7 40 % of Total Annualized Rental Revenues Expiring —% 1.7% 8.2% 6.1% 13.3% 10.3% 60.4% A nn ua liz ed R ev en ue E xp ir in g Q4 2023 2024 2025 2026 2027 2028 2029+ $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Lease Expiration Schedule As of September 30, 2023 Major Tenants % of Annualized Rental Tenant Revenues FedEx Corporation / FedEx Ground Package System, Inc. 57.0% Amazon.com Services, Inc. / Amazon.com Services LLC 7.0% Home Depot U.S.A., Inc. 3.7% Berkshire Hathaway Inc. 2.7% Techtronic Industries Company Limited 2.5% Ulta Beauty, Inc. 2.4% Autoneum Holding AG 2.4% Geographic Diversification (1) (1) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of September 30, 2023.

Unconsolidated Joint Venture - The Industrial Fund REIT LLC [1]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of September 30, 2023

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Square Feet	Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	$ 124,411

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Rental income	$ 17,781	$ 16,718	$ 52,333	$ 50,744
Real estate taxes	2,606	2,381	7,614	7,275
Other operating expenses	2,000	2,098	5,922	6,458
Depreciation and amortization	7,921	8,289	24,171	24,942
General and administrative	988	949	2,794	2,831
Total expenses	13,515	13,717	40,501	41,506
Interest and other income	196	(4)	411	(12)
Interest expense	(5,805)	(3,665)	(16,327)	(10,899)
Loss before income tax expense	(1,343)	(668)	(4,084)	(1,673)
Income tax expense	(5)	(10)	(14)	(31)
Net loss	$ (1,348)	$ (678)	$ (4,098)	$ (1,704)
Distributions received [2]	$ 5,390	$ 1,320	$ 7,370	$ 3,962

Secured Debt	Interest Rate	Maturity Date	Principal Balance
Mortgage notes payable (secured by one property in Florida) [3][4]	3.60%	10/1/2023	$ 56,980
Mortgage notes payable (secured by six properties in four states) [5]	5.30%	10/1/2027	123,700
Mortgage notes payable (secured by 11 properties in eight states) [3]	3.33%	11/7/2029	350,000
Weighted average / total	3.82%		$ 530,680

(1) Amounts shown in the income statement and secured debt table reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof.

(2) Includes distribution of proceeds from this joint venture's financing activities.

(3) The mortgage notes payable require interest only payments until their respective maturity dates.

(4) This joint venture expects to refinance the $56,980 mortgage debt to a $65,000 five-year, interest only loan with a fixed rate of 6.96% in the fourth quarter of 2023.

(5) The $123,700 interest only floating rate loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80% through October 1, 2027. The Industrial Fund REIT LLC has purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 3.50%.

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Q3 2023 26

27Q3 2023RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

INDUSTRIAL LOGISTICS PROPERTIES TRUST

The Company:

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a REIT that owns and leases industrial and logistics properties throughout the United States. ILPT is included in 112 market indices and comprises more than 1% of the following indices as of September 30, 2023: Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC) and Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV).

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of September 30, 2023, RMR had approximately $36 billion in assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, over 2,000 properties and over 20,000 employees. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

BTIG
Thomas Catherwood
tcatherwood@btig.com
(212) 738-6140

JMP Securities
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

RBC Capital Markets
Michael Carroll
michael.carroll@rbccm.com
(440) 715-2649

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q3 2023 28

29Q3 2023RETURN TO TABLE OF CONTENTS Governance Information Board of Trustees Bruce M. Gans Lisa Harris Jones Matthew P. Jordan Lead Independent Trustee Independent Trustee Managing Trustee Joseph L. Morea Kevin C. Phelan Adam D. Portnoy Independent Trustee Independent Trustee Chair of the Board & Managing Trustee June S. Youngs Independent Trustee Executive Officers Yael Duffy Tiffany R. Sy President and Chief Operating Officer Chief Financial Officer and Treasurer 13509 Waterworks Street Jacksonville, FL 304,859 Square Feet ILPT Ownership: 100%

30Q3 2023RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes 18 properties, which are encumbered by $530.7 million of mortgage notes, owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 26 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, same property NOI, Cash Basis NOI and same property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net loss or net loss attributable to common shareholders as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown on page 33 and same property NOI and same property Cash Basis NOI as shown on page 34. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that it records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO and Normalized FFO Attributable to Common Shareholders: ILPT calculates funds from operations, or FFO, attributable to common shareholders and normalized funds from operations, or Normalized FFO, attributable to common shareholders as shown on page 36. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net loss attributable to common shareholders, calculated in accordance with GAAP, excluding loss on impairment of real estate, any gain or loss on sale of real estate, equity in earnings of unconsolidated joint venture and any realized and unrealized gains or losses on equity securities, plus real estate depreciation and amortization of consolidated properties and ILPT's proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown on page 36 including similar adjustments for the unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other industrial REITs, ILPT's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

31Q3 2023RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Cash Available for Distribution: ILPT calculates cash available for distribution, or CAD, as shown on page 37. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO of unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, less CAD adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does. EBITDA, EBITDAre and Adjusted EBITDAre: ILPT calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 35. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of unconsolidated joint venture, loss on impairment of real estate, any realized and unrealized gains or losses on equity securities, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown on page 35. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does. Pro-Rata Operating Information of Consolidated Joint Venture: ILPT believes this financial presentation of its joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP. Certain Definitions: Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. GAAP - GAAP is the U.S. generally accepted accounting principles. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any.

32Q3 2023RETURN TO TABLE OF CONTENTS ILPT Ownership - References to ILPT's percentage ownership of properties owned by its joint ventures reflect ILPT's ownership percentage of the joint venture. ILPT Wholly Owned Properties - ILPT Wholly Owned Properties is comprised of 318 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, HI, or the Hawaii Portfolio, and 92 properties containing approximately 22.2 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios. Leased square feet - Leased square feet is pursuant to existing leases as of September 30, 2023, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain Industrial REIT LLC - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and restricted cash. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts premiums, issuance costs and interest rate caps. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended September 30, 2023 and 2022, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of September 30, 2023 and that it owned continuously since July 1, 2022, and exclude three properties classified as held for sale as of September 30, 2023 and properties owned by an unconsolidated joint venture. For the nine months ended September 30, 2023 and 2022, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of September 30, 2023 and that it owned continuously since January 1, 2022, and exclude three properties classified as held for sale as of September 30, 2023 and properties owned by an unconsolidated joint venture. Square feet - Subject to modest adjustments when space is remeasured or reconfigured for new tenants or when land leases are converted to building leases. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is total debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

Calculation and Reconciliation of NOI and Cash Basis NOI

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 110,142	$ 108,043	$ 110,258	$ 106,339	$ 103,215	$ 328,443	$ 281,812
Real estate taxes	(14,926)	(15,100)	(16,467)	(14,164)	(13,749)	(46,493)	(36,460)
Other operating expenses	(9,907)	(8,519)	(9,318)	(8,577)	(8,453)	(27,744)	(22,278)
NOI	85,309	84,424	84,473	83,598	81,013	254,206	223,074
Non-cash straight line rent adjustments included in rental income	(3,414)	(3,355)	(3,762)	(3,368)	(3,794)	(10,531)	(8,170)
Lease value amortization included in rental income	(252)	(242)	(270)	(279)	(250)	(764)	(4,265)
Lease termination fees included in rental income	–	–	–	(20)	–	–	(30)
Cash Basis NOI	$ 81,643	$ 80,827	$ 80,441	$ 79,931	$ 76,969	$ 242,911	$ 210,609
Reconciliation of net loss to NOI and Cash Basis NOI:							
Net loss	$ (36,191)	$ (36,580)	$ (35,546)	$ (41,759)	$ (83,974)	$ (108,317)	$ (245,082)
Equity in earnings of unconsolidated joint venture	(719)	(2,743)	(3,961)	(444)	(3,297)	(7,423)	(6,634)
Income tax expense (benefit)	51	45	17	(68)	28	113	113
Loss before income tax expense (benefit) and equity in earnings of unconsolidated joint venture	(36,859)	(39,278)	(39,490)	(42,271)	(87,243)	(115,627)	(251,603)
Loss on early extinguishment of debt	–	359	–	–	21,370	359	22,198
Interest and other income	(2,397)	(1,797)	(1,146)	(763)	(1,068)	(5,340)	(1,900)
Interest expense	72,941	71,846	70,771	71,765	89,739	215,558	208,286
Loss on sale of real estate	–	–	974	–	–	974	10
Loss on equity securities	–	–	–	–	–	–	5,758
General and administrative	7,712	8,131	7,907	7,981	9,110	23,750	24,896
Acquisition and other transaction related costs	–	–	–	–	586	–	586
Loss on impairment of real estate	–	254	–	–	–	254	100,747
Depreciation and amortization	43,912	44,909	45,457	46,886	48,519	134,278	114,096
NOI	85,309	84,424	84,473	83,598	81,013	254,206	223,074
Non-cash straight line rent adjustments included in rental income	(3,414)	(3,355)	(3,762)	(3,368)	(3,794)	(10,531)	(8,170)
Lease value amortization included in rental income	(252)	(242)	(270)	(279)	(250)	(764)	(4,265)
Lease termination fees included in rental income	–	–	–	(20)	–	–	(30)
Cash Basis NOI	$ 81,643	$ 80,827	$ 80,441	$ 79,931	$ 76,969	$ 242,911	$ 210,609


158 West Yard Road
Feura Bush, NY
354,000 Square Feet
ILPT Ownership: 100%

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Q3 2023 33

34Q3 2023RETURN TO TABLE OF CONTENTS Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI (dollars in thousands) For the Three Months Ended September 30, For the Nine Months Ended September 30, 2023 2022 2023 2022 Reconciliation of NOI to Same Property NOI: Rental income $ 110,142 $ 103,215 $ 328,443 $ 281,812 Real estate taxes (14,926) (13,749) (46,493) (36,460) Other operating expenses (9,907) (8,453) (27,744) (22,278) NOI 85,309 81,013 254,206 223,074 Less: NOI of properties not included in same property results (1,244) (1,143) (125,325) (98,442) Same property NOI $ 84,065 $ 79,870 $ 128,881 $ 124,632 Calculation of Same Property Cash Basis NOI: Same property NOI $ 84,065 $ 79,870 $ 128,881 $ 124,632 Less: Non-cash straight line rent adjustments included in rental income (3,422) (3,802) (7,140) (4,908) Lease value amortization included in rental income (252) (249) (408) (3,990) Lease termination fees included in rental income — — — (30) Same property Cash Basis NOI $ 80,391 $ 75,819 $ 121,333 $ 115,704 2020 Joe B. Jackson Parkway Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net loss	$ (36,191)	$ (36,580)	$ (35,546)	$ (41,759)	$ (83,974)	$ (108,317)	$ (245,082)
Plus: interest expense	72,941	71,846	70,771	71,765	89,739	215,558	208,286
Plus: income tax expense (benefit)	51	45	17	(68)	28	113	113
Plus: depreciation and amortization	43,912	44,909	45,457	46,886	48,519	134,278	114,096
EBITDA	80,713	80,220	80,699	76,824	54,312	241,632	77,413
Loss on impairment of real estate	–	254	–	–	–	254	100,747
Loss on sale of real estate	–	–	974	–	–	974	10
Equity in earnings of unconsolidated joint venture	(719)	(2,743)	(3,961)	(444)	(3,297)	(7,423)	(6,634)
Share of EBITDAre from unconsolidated joint venture	2,724	2,674	2,613	2,432	2,483	8,011	7,517
Loss on equity securities	–	–	–	–	–	–	5,758
EBITDAre	82,718	80,405	80,325	78,812	53,498	243,448	184,811
Plus: acquisition and other transaction related costs	–	–	–	–	586	–	586
Plus: general and administrative expense paid in common shares [1]	476	567	387	401	618	1,430	1,820
Plus: loss on early extinguishment of debt	–	359	–	–	21,370	359	22,198
Adjusted EBITDAre	$ 83,194	$ 81,331	$ 80,712	$ 79,213	$ 76,072	$ 245,237	$ 209,415

(1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.


Holland

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Q3 2023 35

Calculation of FFO, Normalized FFO and CAD

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Net loss attributable to common shareholders	$ (26,112)	$ (25,828)	$ (24,809)	$ (31,043)	$ (45,627)	$ (76,749)	$ (195,680)
Depreciation and amortization	43,912	44,909	45,457	46,886	48,519	134,278	114,096
Equity in earnings of unconsolidated joint venture	(719)	(2,743)	(3,961)	(444)	(3,297)	(7,423)	(6,634)
Loss on equity securities	–	–	–	–	–	–	5,758
Share of Normalized FFO from unconsolidated joint venture	1,446	1,502	1,468	1,291	1,678	4,416	5,115
Loss on impairment of real estate	–	254	–	–	–	254	100,747
Loss on sale of real estate	–	–	974	–	–	974	10
FFO adjustments attributable to noncontrolling interest	(10,582)	(10,719)	(11,213)	(11,250)	(11,407)	(32,514)	(27,445)
FFO attributable to common shareholders	7,945	7,375	7,916	5,440	(10,134)	23,236	(4,033)
Loss on early extinguishment of debt	–	359	–	–	21,370	359	22,198
Acquisition, transaction related and certain other financing costs (1)	–	–	–	–	32,016	–	80,992
Normalized FFO adjustments attributable to noncontrolling interest	–	(140)	–	–	(28,379)	(140)	(28,379)
Normalized FFO attributable to common shareholders	$ 7,945	$ 7,594	$ 7,916	$ 5,440	$ 14,873	$ 23,455	$ 70,778

(1) Amounts for the three and nine months ended September 30, 2022 primarily include certain debt issuance costs recognized as interest expense related to the then existing bridge loan facility and other transaction related costs expensed under GAAP.

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Q3 2023 36

Calculation of FFO, Normalized FFO and CAD (Continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Normalized FFO attributable to common shareholders	$ 7,945	$ 7,594	$ 7,916	$ 5,440	$ 14,873	$ 23,455	$ 70,778
Plus (minus): Non-cash interest expense	12,884	12,861	12,853	13,123	4,658	38,598	11,368
Non-cash revenues	(3,666)	(3,597)	(4,032)	(3,647)	(4,044)	(11,295)	(12,435)
Non-cash expenses	476	567	387	401	618	1,430	1,820
Recurring capital expenditures	(3,961)	(3,781)	(2,410)	(6,590)	(3,594)	(10,152)	(10,068)
Principal amortization	(4,385)	(5,168)	(5,530)	(5,479)	(5,429)	(15,083)	(12,590)
Share of Normalized FFO from unconsolidated joint venture	(1,446)	(1,502)	(1,468)	(1,291)	(1,678)	(4,416)	(5,115)
Distributions from unconsolidated joint venture	990	990	990	1,320	1,320	2,970	3,962
CAD adjustments attributable to noncontrolling interest	1,668	1,839	1,476	1,471	1,566	4,983	3,207
CAD attributable to common shareholders	$ 10,505	$ 9,803	$ 10,182	$ 4,748	$ 8,290	$ 30,490	$ 50,927
Weighted average common shares outstanding (basic and diluted)	65,488	65,369	65,309	65,307	65,250	65,389	65,228
Per Common Share Data (basic and diluted):							
Net loss attributable to common shareholders	$ (0.40)	$ (0.40)	$ (0.38)	$ (0.48)	$ (0.70)	$ (1.17)	$ (3.00)
FFO attributable to common shareholders	$ 0.12	$ 0.11	$ 0.12	$ 0.08	$ (0.16)	$ 0.36	$ (0.06)
Normalized FFO attributable to common shareholders	$ 0.12	$ 0.12	$ 0.12	$ 0.08	$ 0.23	$ 0.36	$ 1.09
CAD attributable to common shareholders	$ 0.16	$ 0.15	$ 0.16	$ 0.07	$ 0.13	$ 0.47	$ 0.78

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Q3 2023 37

38Q3 2023RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: growth in ILPT’s performance; demand for ILPT’s properties; quality and retention of ILPT’s tenants; debt maturities; operational synergies; opportunities ILPT believes exist for its portfolio and rent growth; ILPT’s disposition activities; an implied assumption that ILPT and/or ILPT's Mountain JV will exercise their options to extend the maturity date of their respective loans; ILPT’s capital expenditure plans and commitments; and the unconsolidated joint venture's expectation to refinance its mortgage debt. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: Demand for industrial and logistics properties; ILPT’s ability and the ability of its tenants to operate under unfavorable market and economic conditions, such as rising or sustained high interest rates, high inflation, labor market challenges, disruption and volatility in the public equity and debt markets, challenges in the commercial real estate industry generally and in the industrial and logistics sector, global geopolitical hostilities and tensions and economic recessions or downturns; ILPT’s ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties in Hawaii; whether ILPT’s tenants will renew or extend their leases or that ILPT will be able to obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT’s ability to maintain high occupancy at its properties; ILPT’s tenant and geographic concentrations; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT’s ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to purchase cost effective interest rate caps; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to maintain sufficient liquidity; non-performance by the counterparties to its interest rate caps and the costs for renewing or replacing the interest rate caps; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of its leases by its tenants; changes in global supply chain conditions and emerging technologies; whether the industrial and logistics sector and the extent to which ILPT’s tenants’ businesses are critical to sustaining a resilient supply chain and that ILPT’s business will benefit as a result; acts of terrorism, outbreaks or continuation of pandemics or other significant adverse public health safety events or conditions, war or other hostilities, supply chain disruptions, climate change or other manmade or natural disasters beyond ILPT’s control; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices it targets; ILPT’s ability to complete pending sales without delay, or at all, at existing agreement terms; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; ILPT’s expected capital expenditures and leasing costs, as well as risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits, and ILPT’s ability to lease space at these properties at targeted returns; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional, real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed on ILPT’s business and its ability to satisfy complex rules in order for ILPT to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; ILPT’s ability to acquire properties that realize ILPT’s targeted returns; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained elsewhere in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.